Exhibit 10.1(b)
FIRST AMENDMENT TO EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN AGREEMENT This First Amendment (“Amendment”) to the Executive Supplemental Retirement Plan Agreement (“Agreement”) dated April 29, 1999 is effective as of this 21st day of November, 2008 by and between Croghan Colonial Bank, an Ohio banking corporation (the “Bank”), and Barry F. Luse, a current employee of the Bank (the “Executive). RECITALS WHEREAS, the Bank and the Executive previously entered into the Agreement for the purpose of providing the benefits described therein; and WHEREAS, the Agreement must be amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) by no later than December 31, 2008; WHEREAS, the Agreement must have been, and the Bank has, operated the Agreement in good faith compliance with Section 409A since January 1, 2005; and WHEREAS, pursuant to transition relief issued under Section 409A, the Bank and the Executive may change the time and/or form of payments under the Agreement, subject to certain limitations, by no later than December 31, 2008; and WHEREAS, the Bank and the Executive desire to amend the Agreement by using transition relief under Section 409A to change the time and form of payments of the Index Retirement Benefit payable on or after January 1, 2009 as described herein; and WHEREAS, the Agreement may be amended by the mutual consent of the Bank and the Executive; and WHEREAS, the Bank and the Executive desire to amend the Agreement as described herein effective as of the date first set forth above. AMENDMENT NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Executive hereby agree as follows: 1. Each payment of the Index Retirement Benefit shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). 2. Payment of the Index Retirement Benefit for all calendar years beginning on or after January 1, 2009 shall be made in the form selected by the Executive on the “Election Form”, attached hereto as Exhibit A, which Election Form must be signed and returned to the Bank by the Executive by no later than November 27, 2008.

3. Notwithstanding the foregoing, payment of any Index Retirement Benefit that would otherwise have been paid prior to January 1, 2009 shall be paid pursuant to the terms of the Agreement in effect immediately prior to the effective date of this Amendment. Nothing herein shall be construed as causing payment of any portion of the Index Retirement Benefit that would not otherwise be payable in calendar year 2008 to be paid in calendar year 2008. 4. Any payment(s) made pursuant to this Amendment shall be in full satisfaction of the Bank’s obligations under the Agreement and, following such payment(s), no further payment shall be due to the Executive and/or his beneficiary(ies). 5. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. 6. This Amendment is intended to comply with the requirements of Section 409A and the regulations promulgated thereunder, and, to the maximum extent permitted by law, shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to the Executive, and none of the Bank, its Board of Directors or any other person shall have any liability with respect to any failure to comply with Section 409A. The Bank may accelerate the time or schedule of payment of the Index Retirement Benefit at any time the Agreement fails to meet the requirements of Section 409A. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with Section 409 A. 7. Agreed to and understood by both the Bank and the Executive that there is no change to the previously entered into Life Insurance Endorsement Method Split Dollar Plan dated April 9, 1999. IN WITNESS WHEREOF, the Bank and the Executive have caused this Amendment to be executed as of the date set forth above. BANK: By: Title: VP/CFO EXECUTIVE: BARRY F. LUSE Printed Name

EXHIBIT A ELECTION FORM Croghan Colonial Bank Attention: Kendall Rieman 323 Croghan Street
Fremont, Ohio 43410 Re: Executive Supplemental Retirement Plan Agreement Pursuant to the terms of the First Amendment (“Amendment”) to the Executive Supplemental Retirement Plan Agreement dated April 29, 1999 (“Agreement”) by and between you and Croghan Colonial Bank, an Ohio banking corporation (“Bank”), you may elect to receive payment of the remaining installments of your Index Retirement Benefit (as defined in the Agreement) as follows (please initial one): • [ X ] Lump sum of $128,905.00 in 2009 The discount rate used to determine present value of your remaining Index Retirement Benefit payments is 6.00%. The payment will be made the week of January 1, 2009. An amount of 15% or $19,335.75 will be withheld and made payable to the IRS, and the remaining funds of $109,569.25 will be made payable to Barry F. Luse. Notwithstanding the foregoing, any election pursuant to this Election Form shall not cause any payment of the Index Retirement Benefit that would otherwise be payable in calendar year 2008 to be paid in a later calendar year or cause any payment of the Index Retirement Benefit that would not otherwise be paid in calendar year 2008 to be paid in calendar year 2008. By signing below, you understand that the payment described above is in full satisfaction of all obligations to you under the Agreement and no further payments will be due to you or your beneficiary(ies). Barry F. Luse Date: 11/21, 2008